PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES

                                                                       Three Months Ended
                                                                           March 31,                For the Year Ended December 31,
                                                                  -----------------------------     -------------------------------
                                                                      2002             2001             2001             2000
                                                                  ------------     ------------     ------------     --------------
                                                                (Amounts in thousands, except ratios)
Net income................................................        $    87,455      $    74,635      $   324,208      $   297,088
   Add: Minority interest in income.......................             11,342           11,698           46,015           38,356
   Less: Minority interests in income which do not have fixed
     charges..............................................             (3,025)          (2,464)         (11,243)         (10,549)
                                                                  ------------     ------------     ------------     --------------
Income from continuing operations.........................             95,772           83,869          358,980          324,895
   Interest expense.......................................              1,102              971            3,227            3,293
                                                                  ------------     ------------     ------------     --------------
Total Earnings Available to Cover Fixed Charges...........        $    96,874      $    84,840      $   362,207      $   328,188
                                                                  ============     ============     ============     ==============

Total Fixed Charges - Interest expense (including capitalized
   interest)..............................................        $     2,948      $     3,081      $    12,219      $    13,071
                                                                  ============     ============     ============     ==============
Preferred Stock dividends.................................        $    35,840      $    28,036      $   117,979      $   100,138
Preferred OP unit distributions...........................              6,726            8,505           31,737           24,859
                                                                  ------------     ------------     ------------     --------------
Total Preferred Distributions.............................        $    42,566      $    36,541      $   149,716      $   124,997
                                                                  ============     ============     ============     ==============
Total Combined Fixed Charges and Preferred
   distributions..........................................        $    45,514      $    39,622      $   161,935      $   138,068
                                                                  ============     ============     ============     ==============
Ratio of Earnings to Fixed Charges........................              32.86x           27.54x           29.64x           25.11x
                                                                  ============     ============     ============     ==============
Ratio of Earnings to Combined Fixed Charges and Preferred
    distributions.........................................               2.13x            2.14x            2.24x            2.38x
                                                                  ============     ============     ============     ==============

                                                                         For the Year Ended December 31,
                                                                  ----------------------------------------------
                                                                      1999             1998             1997
                                                                  ------------     ------------     ------------
Net income................................................        $   287,885      $   227,019      $   178,649
   Add: Minority interest in income.......................             16,006           20,290           11,684
   Less: Minority interests in income which do not have fixed
     charges..............................................            (13,362)         (15,853)         (10,375)
                                                                  ------------     ------------     ------------
Income from continuing operations.........................            290,529          231,456          179,958
   Interest expense.......................................              7,971            4,507            6,792
                                                                  ------------     ------------     ------------
Total Earnings Available to Cover Fixed Charges...........        $   298,500      $   235,963      $   186,750
                                                                  ============     ============     ============

Total Fixed Charges - Interest expense (including capitalized
   interest)..............................................        $    12,480      $     7,988      $     9,220
                                                                  ============     ============     ============
Preferred Stock dividends.................................        $    94,793      $    78,375      $    88,393
Preferred OP unit distributions...........................                  -                -                -
                                                                  ------------     ------------     ------------
Total Preferred Distributions.............................        $    94,793      $    78,375      $    88,393
                                                                  ============     ============     ============
Total Combined Fixed Charges and Preferred
   distributions..........................................        $   107,273      $    86,363      $    97,613
                                                                  ============     ============     ============
Ratio of Earnings to Fixed Charges........................              23.92x           29.54x           20.25x
                                                                  ============     ============     ============
Ratio of Earnings to Combined Fixed Charges and Preferred
    distributions.........................................               2.78x            2.73x            1.91x
                                                                  ============     ============     ============

                                   Exhibit 12

                                                                  Three Months Ended
                                                                      March 31,            For the Year Ended December 31,
                                                             ---------------------------     ---------------------------
                                                                 2002            2001            2001            2000
                                                             -----------     -----------     -----------     -----------
Supplemental disclosure of Ratio of Earnings before Interest, Taxes,
Depreciation and Amortization ("EBITDA") to fixed charges:
                                                                          (Amounts in thousands, except ratios)
Net income..............................................     $   87,455      $   74,635      $  324,208      $  297,088
Less - Gain on sale of real estate......................         (2,241)         (1,568)         (4,091)         (3,786)
Add - Depreciation and amortization.....................         43,997          39,622         168,061         148,967
Less - Depreciation allocable to minority interests.....         (2,255)         (1,758)         (7,847)         (7,138)
Add - Depreciation included in equity in earnings of real
    estate entities.....................................          6,371           5,275          25,096          21,825
Add - Minority interest - Preferred.....................          6,726           8,505          31,737          24,859
Add - Interest expense..................................          1,102             971           3,227           3,293
                                                             -----------     -----------     -----------     -----------
EBITDA available to cover fixed charges (a).............     $  141,155       $ 125,682       $ 540,391      $  485,108
                                                             ===========     ===========     ===========     ===========
Total fixed charges - Interest expense (including
capitalized interest)...................................     $    2,948      $    3,081      $   12,219      $   13,071
                                                             ===========     ===========     ===========     ===========

Preferred stock dividends...............................     $   35,840      $   28,036       $ 117,979       $ 100,138
Preferred OP unit distributions.........................          6,726           8,505          31,737          24,859
                                                             -----------     -----------     -----------     -----------
Total preferred distributions...........................     $   42,566      $   36,541      $  149,716      $  124,997
                                                             ===========     ===========     ===========     ===========
Total combined fixed charges and preferred stock
    distributions.......................................     $   45,514       $  39,622       $ 161,935      $  138,068
                                                             ===========     ===========     ===========     ===========
Ratio of EBITDA to fixed charges........................          47.88x          40.79x         44.23x           37.11x
                                                             ===========     ===========     ===========     ===========
Ratio of EBITDA to combined fixed charges and preferred
    stock distributions.................................           3.10x           3.17x          3.34x            3.51x
                                                             ===========     ===========     ===========     ===========

                                                                       For the Year Ended December 31,
                                                               ------------------------------------------
                                                                  1999            1998            1997
                                                               -----------    -----------     -----------
Supplemental disclosure of Ratio of Earnings before Interest, Taxes,
Depreciation and Amortization ("EBITDA") to fixed charges:
                                                                  (Amounts in thousands, except ratios)
Net income..............................................       $  287,885     $  227,019      $  178,649
Less - Gain on sale of real estate......................           (2,154)             -               -
Add - Depreciation and amortization.....................          137,719        111,799          92,750
Less - Depreciation allocable to minority interests.....           (9,294)       (12,022)         (9,245)
Add - Depreciation included in equity in earnings of real
    estate entities.....................................           19,721         13,884          11,474
Add - Minority interest - Preferred.....................                -              -               -
Add - Interest expense..................................            7,971          4,507           6,792
                                                               -----------    -----------     -----------
EBITDA available to cover fixed charges (a).............        $ 441,848     $  345,187       $ 280,420
                                                               ===========    ===========     ===========
Total fixed charges - Interest expense (including
capitalized interest)...................................       $   12,480     $    7,988      $    9,220
                                                               ===========    ===========     ===========

Preferred stock dividends...............................       $   94,793     $   78,375      $   88,393
Preferred OP unit distributions.........................                -              -               -
                                                               -----------    -----------     -----------
Total preferred distributions...........................       $   94,793     $   78,375      $   88,393
                                                               ===========    ===========     ===========
Total combined fixed charges and preferred stock
    distributions.......................................        $ 107,273     $   86,363       $  97,613
                                                               ===========    ===========     ===========
Ratio of EBITDA to fixed charges........................           35.40x          43.21x          30.41x
                                                               ===========    ===========     ===========
Ratio of EBITDA to combined fixed charges and preferred
    stock distributions.................................            4.12x           4.00x           2.87x
                                                               ===========    ===========     ===========

a. EBITDA represents earnings prior to interest, taxes, depreciation, amortization, and gains on sale of real estate assets.

                                   Exhibit 12